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                                                                      EXHIBIT 25


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM T-1

                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee

                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

     United States                                               41-0257700
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

         U.S. Bank Trust Center
         180 East Fifth Street
         St. Paul, Minnesota                                       55101
(Address of Principal Executive Offices)                        (Zip Code)


                                VECTOR GROUP LTD.
             (Exact name of Registrant as specified in its charter)

        Delaware                                                 65-0949535
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)


         100 SE 2nd Street
         32nd Floor
         Miami, FL                                                 33131
Address of Principal Executive Offices)                          (Zip Code)


                         CONVERTIBLE SUBORDINATED NOTES
                       (Title of the Indenture Securities)



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                                     GENERAL

1.     GENERAL INFORMATION  Furnish the following information as to the Trustee.

       (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency
                  Washington, D.C.

       (b) Whether it is authorized to exercise corporate trust powers.

                  Yes

2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

                  None

       See Note following Item 16.

       Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

       1.     Copy of Articles of Association.*

       2.     Copy of Certificate of Authority to Commence Business.*

       3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

       4.     Copy of existing By-Laws.*

       5.     Copy of each Indenture referred to in Item 4.  Not Applicable.

       6. The consents of the Trustee required by Section 321(b) of the act.*

       7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority is incorporated by reference to Registration Number 333-43278.

       * Incorporated by reference to Registration Number 22-27000.


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                                      NOTE

         The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 4th day of September, 2001.

                                            U.S. BANK TRUST NATIONAL ASSOCIATION



                                            /s/ Julie Eddington
                                            ------------------------------
                                            Julie Eddington
                                            Assistant Vice President

/s/ Lori-Anne Rosenberg
-----------------------
Lori-Anne Rosenberg
Assistant Secretary